Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-281155 on Form S-3 of our report dated March 30, 2026, relating to the financial statements of American National Group Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Houston, Texas
March 30, 2026